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Exhibit 10.1

PROMISSORY NOTE

$100,000	As of August 2, 2006 New York, New York

        Information Services Group, Inc. ("Maker") promises to pay to the order of Oenoke Partners, LLC ("Payee") the principal sum of one-hundred thousand dollars ($100,000) in lawful money of the United States of America together with interest on the unpaid principal balance of this Promissory Note (this "Note"), on the terms and conditions described below.

          1.     Principal.    The principal balance of this Note shall be repayable on the earlier of (i) August 1, 2007 and (ii) the date on which Maker consummates an initial public offering of its securities under the Securities Act of 1933, as amended.

          2.     Interest.    Interest shall accrue at the rate of 5.0% per year, compounded semiannually, on the unpaid principal balance of this Note and shall be payable when principle is payable hereunder.

          3.     Application of Payments.    All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys' fees, then to accrued and unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

          4.     Events of Default.    The following shall constitute Events of Default:

          (a)    Failure to Make Required Payments.    Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

          (b)    Voluntary Bankruptcy, Etc.    The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

          (c)    Involuntary Bankruptcy, Etc.    The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

          5.     Remedies.

          (a)   Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

          (b)   Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

          6.     Unconditional Liability.    Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected hereunder in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note.

          7.     Notices.    Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

        If to Maker:

      Information Services Group, Inc.
      725 Oenoke Ridge Road
      New Canaan, CT 06840

        If to Payee:

      Oenoke Partners, LLC
      725 Oenoke Ridge Road
      New Canaan, CT 06840

  Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party's on-line access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

          8.     Construction.    This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of Delaware.

          9.     Severability.    Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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        IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed as of the day and year first above written.

INFORMATION SERVICES GROUP, INC.
By:	/s/ MICHAEL CONNORS Michael Connors, Chairman and Chief Executive Officer

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PROMISSORY NOTE